Exhibit 10.2

CHANGE OF CONTROL EXECUTIVE SEVERANCE AGREEMENT

THIS CHANGE OF CONTROL EXECUTIVE SEVERANCE AGREEMENT (“Agreement”) is entered into as of the 19th day of January, 2004, by and between COMMERCIAL FEDERAL CORPORATION, a Nebraska corporation (the “Corporation”), and its wholly-owned subsidiary, COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK (the “Bank”), referred to collectively as the “Employer,” and <<NAME>> (the “Executive”).

A. The Executive is a key member of the management of the Employer. It is in the best interests of the Corporation, its shareholders, and the Bank to provide an inducement to the Executive to remain in the service of the Employer in the event of any proposed or anticipated Change of Control of the Employer as defined herein, as well as to facilitate an orderly transition in the event of a Change of Control.

B. The Employer wishes to provide economic security for the Executive in the event of a Change of Control.

C. The following provisions have been approved by the Boards of Directors of the Corporation and the Bank (the “Boards”), and the following Sections shall apply in the event of a Change of Control:

1. Duration. Subject to Sections 7(e) and 8, this Agreement will remain in force until such time as the Executive terminates his or her employment or the Employer, prior to a Change of Control, either terminates the employment of the Executive or reduces Executive’s job title below the level of <<TITLE>>.

2. Change of Control. A Change of Control shall be deemed to have occurred upon the occurrence of the first of any of the following events, referred to herein as a “Change of Control Event”:

a. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 49% or more of either (A) the then-outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 2(a), the following acquisitions shall not constitute a Change of Control Event: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its affiliated companies or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(c)(i), 2(c)(ii) and 2(c)(iii).

b. Individuals who, as of the date hereof, constitute the Board of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Corporation; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Corporation.

c. Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Corporation (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 49% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

d. Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

e. The occurrence of any event that would constitute a Change of Control Event were the term “Bank” substituted for the term “Corporation” in every instance where the term “Corporation” appears in Sections 2(a-d) hereof, other than an event after which the Corporation and its affiliates in the aggregate continue to hold, directly or indirectly, at least a majority of both the then-outstanding shares of common stock of the Bank and the combined voting power of the then-outstanding voting securities of the Bank entitled to vote generally in the election of directors (unless such event is approval by the stockholders of the Bank of a complete liquidation or dissolution of the Bank, which shall be considered a Change of Control Event in all cases).

3. Constructive Involuntary Termination. A Constructive Involuntary Termination is deemed to have occurred if, in anticipation of a Change of Control Event, or during the three-year period after such an event has occurred, any of the following occurs:

a. The assignment to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Employer that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Employer promptly after receipt of notice thereof given by the Executive.

b. The Executive’s compensation level is reduced.

c. The level of the Executive’s participation in incentive compensation is reduced or eliminated.

d. The Executive’s benefit coverage or perquisites are reduced or eliminated, except to the extent such reduction or elimination applies to all other employees.

e. The Executive’s office location is changed to a location greater than fifty (50) miles from the location of the Executive’s office at the time of the Change of Control Event.

f. Any purported termination by the Employer of the Executive’s employment other than as expressly permitted by this Agreement; or

g. Any failure by the Employer to comply with and satisfy Section 9 of this Agreement.

For purposes of this Section 3, any good faith determination of Constructive Involuntary Termination made by the Executive shall be conclusive. The Executive’s mental or physical incapacity following the occurrence of an event described above in clauses (a) through (g) shall not affect the Executive’s ability to terminate employment for Constructive Involuntary Termination.

Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control Event (the “Window Period”) shall be deemed to be a Constructive Involuntary Termination for all purposes of this Agreement.

4. Termination for Cause, Executive’s Breach. The benefits provided herein shall not be due in the event the Executive’s employment is terminated for Cause or if the Executive breaches any obligation in Section 8. The term “Cause” shall mean (a) the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Employer, after a written demand for substantial performance is delivered to the Executive by either of the Boards or by the Chief Executive Officer of the Corporation or the Bank that specifically identifies the manner in which such Board or such Chief Executive Officer believes that the Executive has not substantially performed the Executive’s duties, and (b) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Employer. For purposes of this Section 4, no act, or failure to act, on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by either of the Boards or upon the instructions of the Chief Executive Officer of the Corporation or the Bank, or a senior officer of the Corporation or the Bank or based upon the advice of counsel for the Employer shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Employer. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of either Board at a meeting of such Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of such Board, the Executive is guilty of the conduct described in this Section 4 constituting basis for termination for Cause, and specifying the particulars thereof in detail.

5. Voluntary Termination. The benefits provided herein shall not be due in the event of a voluntary termination. A voluntary termination will have occurred if the Executive resigns from the successor corporation after a Change of Control under conditions other than as constitute a Constructive Involuntary Termination.

6. Regulatory Provisions Applicable Only to the Bank.

a. If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) and (g)(1)), the Bank’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended; and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

b. If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

c. If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

d. All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank:

i. At the time the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

ii. At the time the FDIC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

Any rights of the parties that have already vested, however, shall not be affected by such action.

7. Severance Award. If, in anticipation of a Change of Control, or during the three-year period after a Change of Control Event has occurred, the Executive’s employment is terminated other than for Cause, or a Constructive Involuntary Termination occurs, then, so long as Executive is not in breach of Section 8 below, the following provisions shall apply:

a. The Executive will continue to receive, in equal monthly payments due on each monthly anniversary of the Executive’s date of termination, the base salary and all commissions and bonuses (including short- and long-term incentive programs and stock options granted pursuant to the Corporation’s executive incentive plan) in effect at the time of the involuntary termination for a period of 35.88 months from the date of termination reduced by the number of months the Executive remained in the employ of the Employer after a Change of Control Event occurred. For purposes of this paragraph, commissions shall be determined by computing the average monthly commission earned by the Executive for the twenty four (24) months immediately preceding the month in which such termination of employment occurs, and bonuses shall be determined by dividing the average of the Executive’s two most recent annual bonuses for full fiscal years (or, if the Executive has only received one such bonus, the amount of such bonus, or, if the executive has received no such bonuses, the amount of the Executive’s target bonus) by 12. Any payments made by the Bank to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(K) and any regulation promulgated thereunder.

b. During the period of months for which the Executive receives compensation under the preceding paragraph, the Executive will also continue to participate in any health, disability, and life insurance plan to the same extent as if the Executive were an employee of the Employer or any successor corporation. In the event that the Executive’s participation in any of these plans is prohibited, the Employer or successor corporation, at its sole expense, shall provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under any such plan. The Executive shall remain responsible for that portion of the costs of such plans for which the Executive was responsible prior to termination.

c. The Executive will also continue to participate until the end of such period in any perquisite program (auto, country club, dining club, physical, tax planning, etc.) of the Employer or any successor corporation, to the same extent as if the Executive were an employee of the successor corporation. In the event the providing of any such program is not possible, the Employer shall arrange, at its sole cost, to provide an equivalent benefit. The Employer may elect to substitute a cash payment equivalent to the projected value of any perquisite over the transition period.

d. It is not the intent of the parties to this Agreement that payment hereunder will constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 280G”). Accordingly, all benefits and payments pursuant to this Section 7 shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax or being nondeductible to the Employer for federal income tax purposes under Sections 280G or 4999 of the Code. The Executive will determine which payments or benefits are to be reduced, if necessary to conform to this provision.

e. For the avoidance of doubt, termination of this Agreement pursuant to Section 1 upon termination of the Executive’s employment shall in no way limit the obligation of the Employer to provide post-termination payments and benefits pursuant to this Section 7 if such termination of employment occurred under circumstances entitling the Executive to such payments and benefits.

8. Confidentiality. The Executive shall hold in a fiduciary capacity, for the benefit of the Corporation, the Bank and any of their affiliated companies, all secret or confidential information, knowledge or data relating to any of them and their respective businesses and customers which shall have been obtained by the Executive during his or her employment. After the termination of the Executive’s employment the Executive shall not, without the express written consent of the Corporation and the Bank, communicate or divulge any such information, knowledge or data to, or employ the same for the benefit of, any other person or party. The provisions of this Section 8 shall survive any termination of this Agreement and are supplemental to, and not in limitation of, any other obligation Executive may have under any other agreement, express or implied, or at law, with respect to the subject matter hereof.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors of the Corporation and the Bank.

The Executive shall have no right to assign, pledge, or otherwise dispose of or transfer any interest in this Agreement, whether directly or indirectly, or in whole or in part.

10. Joint and Several Liability. It is the intent of the parties hereto that the liability of the Corporation and the Bank hereunder be joint and several. If either such party shall be prohibited for any reason from fulfilling the terms hereof, the other such party shall nevertheless be and remain fully liable.

11. Severability. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms, and conditions shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid and enforceable.

12. Governing Law; Amendment. This Agreement shall be construed in accordance with the laws of the State of Nebraska, and supersedes any existing Change of Control agreement between the parties hereto. This Agreement may not be amended, modified, or terminated other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMMERCIAL FEDERAL CORPORATION

By	/s/ Robert J. Hutchinson
Robert J. Hutchinson, President

COMMERCIAL FEDERAL BANK, a FEDERAL SAVINGS BANK

By	/s/ Robert J. Hutchinson
Robert J. Hutchinson, President

<<NAME>>